Exhibit 99.1

For more information, contact: James M. Otterberg Chief Financial Officer (336) 316-5424

Unifi Announces Third Quarter 2015 Results

GREENSBORO, N.C., April 22, 2015 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for the third quarter ended March 29, 2015. Net income for the March 2015 quarter was $10.0 million, or $0.55 per basic share, compared to net income of $4.7 million, or $0.25 per basic share, for the prior year quarter. The Company is reporting $0.49 of Adjusted EPS for the current quarter, which management believes better reflects the Company’s underlying basic earnings per share, up $0.20, or 69%, from the prior year quarter. These earnings reflect improved operating results for the Company’s global operations and equity affiliates, along with a lower effective tax rate, and were achieved despite the effects of a significant devaluation of the Brazilian Real and a loss on extinguishment of debt.

Other highlights for the March 2015 quarter included:

●	Growing demand for synthetic yarn in the NAFTA and CAFTA regions increased textured polyester sales volumes by more than 7%;
●	Gross profit improved to $22.3 million, or 13.1% of net sales, from $19.8 million, or 11.2% of net sales, for the prior year quarter;
●	Adjusted EBITDA of $14.9 million for the March 2015 quarter, an improvement from $12.6 million for the prior year quarter; and
●

The Company amended and restated its credit facility to, among other things, extend the maturity date to March 2020, reduce the interest rate on applicable borrowings and allow for potential annual capacity increases.

The devaluation of the Brazilian Real adversely affected net sales, and was the principal driver of the $6.4 million net sales decrease, from $176.9 million for the prior year quarter to $170.5 million for the March 2015 quarter. However, higher consolidated sales volumes, as well as higher margins in the Polyester and International Segments, helped yield the strong operating results for the quarter.

-continued-

Unifi Announces Third Quarter 2015 Results – page 2

“Growth in textured polyester in the NAFTA and CAFTA regions, along with greater demand for our premier value-added yarns in all regions, helped drive our strong operating results in the quarter and for the fiscal year to date," said Roger Berrier, President and Chief Operating Officer of Unifi. "We recently expanded the production capacity of our texturing operations, and based on the continued success and growth of REPREVE®, we will be expanding our Repreve Recycling Center and also installing a state-of-the-art plastic bottle processing facility over the next 12-15 months.”

Cash and cash equivalents were $14.8 million as of March 29, 2015, a decrease of $1.1 million compared to $15.9 million as of June 29, 2014, the end of our prior fiscal year. Net debt at the end of the March 2015 quarter was $97.5 million, compared to $83.6 million at June 29, 2014. The Company had $67.8 million available under its revolver as of March 29, 2015, compared to $61.1 million as of June 29, 2014.

Net income was $26.5 million, or $1.46 per basic share, for the nine months ended March 29, 2015, compared to net income of $20.1 million, or $1.05 per basic share, for the prior year nine-month period. Adjusted EPS for the year to date period improved $0.16 to $1.30 when compared to the prior year period’s Adjusted EPS of $1.14. Net sales increased $1.7 million, or 0.3%, to $507.9 million for the current year nine-month period compared to net sales of $506.2 million for the prior year nine-month period, primarily due to improved sales volumes, notwithstanding the substantial offset attributable to the unfavorable currency translation in Brazil.

Bill Jasper, Chairman and CEO of Unifi, added: “We will continue to evaluate opportunities to increase capacity in the CAFTA and NAFTA regions to capitalize on the growth of synthetic apparel and demand for premier value-added yarns. The enhancements to our credit facility, especially the ability to increase our borrowing capacity annually without further amendments to the agreement, provide us an even stronger foundation to support these and other strategic capital projects as we pursue profitable growth-related opportunities over the next few years.”

-continued-

Unifi Announces Third Quarter 2015 Results – page 3

The Company will provide additional commentary regarding its third quarter results and other developments during its earnings conference call on April 23, 2015, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/, will be available for replay approximately two hours after the live event, and will be archived for approximately twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the March 2015 quarter, will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells textured and other processed yarns designed to meet customer specifications, and premier value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

###

Financial Statements and Reconciliations to Adjusted Results to Follow

-continued-

Unifi Announces Third Quarter 2015 Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	March 29, 2015	June 29, 2014
ASSETS
Cash and cash equivalents	$14,752	$15,907
Receivables, net	88,492	93,925
Inventories	105,550	113,370
Income taxes receivable	2,991	179
Deferred income taxes	2,002	1,794
Other current assets	5,362	6,052
Total current assets	219,149	231,227

Property, plant and equipment, net	131,228	123,802
Deferred income taxes	3,996	2,329
Intangible assets, net	5,885	7,394
Investments in unconsolidated affiliates	110,154	99,229
Other non-current assets	4,939	5,086
Total assets	$475,351	$469,067

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$44,007	$51,364
Accrued expenses	15,366	18,589
Income taxes payable	1,801	3,134
Current portion of long-term debt	12,361	7,215
Total current liabilities	73,535	80,302
Long-term debt	99,906	92,273
Other long-term liabilities	8,098	7,549
Deferred income taxes	5,784	2,205
Total liabilities	187,323	182,329
Commitments and contingencies

Common stock, $0.10 par value (500,000,000 shares authorized,
18,186,050 and 18,313,959 shares outstanding)	1,819	1,831
Capital in excess of par value	44,023	42,130
Retained earnings	268,383	245,673
Accumulated other comprehensive loss	(28,084)	(4,619)
Total Unifi, Inc. shareholders’ equity	286,141	285,015
Non-controlling interest	1,887	1,723
Total shareholders’ equity	288,028	286,738
Total liabilities and shareholders’ equity	$475,351	$469,067

-continued-

Unifi Announces Third Quarter 2015 Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014
Net sales	$170,530	$176,864	$507,861	$506,150
Cost of sales	148,267	157,105	441,360	447,909
Gross profit	22,263	19,759	66,501	58,241
Selling, general and administrative expenses	12,260	12,290	36,130	33,895
Provision for bad debts	—	137	654	186
Other operating expense, net	972	1,239	3,135	4,008
Operating income	9,031	6,093	26,582	20,152
Interest income	(247)	(214)	(873)	(1,570)
Interest expense	1,209	962	3,237	3,117
Loss on extinguishment of debt	1,040	—	1,040	—
Equity in earnings of unconsolidated affiliates	(5,459)	(3,585)	(12,461)	(14,830)
Income before income taxes	12,488	8,930	35,639	33,435
Provision for income taxes	2,729	4,476	10,083	14,151
Net income including non-controlling interest	9,759	4,454	25,556	19,284
Less: net (loss) attributable to non-controlling interest	(257)	(289)	(955)	(772)
Net income attributable to Unifi, Inc.	$10,016	$4,743	$26,511	$20,056

Net income attributable to Unifi, Inc. per common share:
Basic	$0.55	$0.25	$1.46	$1.05
Diluted	$0.53	$0.24	$1.41	$1.01

-continued-

Unifi Announces Third Quarter 2015 Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For The Nine Months Ended
	March 29, 2015	March 30, 2014
Cash and cash equivalents at beginning of year	$15,907	$8,755
Operating activities:
Net income including non-controlling interest	25,556	19,284
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(12,461)	(14,830)
Distributions received from unconsolidated affiliates	598	9,832
Depreciation and amortization expense	13,324	13,290
Loss on extinguishment of debt	1,040	—
Non-cash compensation expense	2,462	2,091
Excess tax benefit on stock-based compensation plans	(102)	(3,553)
Deferred income taxes	(74)	417
Other, net	700	2,147
Changes in assets and liabilities:
Receivables, net	(546)	537
Inventories	(709)	(1,075)
Other current assets and income taxes receivable	(2,745)	2,344
Accounts payable and accruals	(6,157)	2,905
Income taxes payable	(1,265)	4,268
Other non-current assets	76	4,780
Net cash provided by operating activities	19,697	42,437

Investing activities:
Capital expenditures	(19,393)	(13,390)
Proceeds from sale of assets	130	2,186
Other, net	(85)	240
Net cash used in investing activities	(19,348)	(10,964)

Financing activities:
Proceeds from revolving credit facility	113,900	99,500
Payments on revolving credit facility	(122,800)	(126,600)
Proceeds from term loan	22,000	25,200
Payments on term loan	(5,625)	—
Payments of debt financing fees	(934)	(3)
Common stock repurchased and retired under publicly announced programs	(4,160)	(30,715)
Common stock tendered to the Company for withholding tax obligations and retired	—	(1,654)
Proceeds from stock option exercises	41	3,056
Excess tax benefit on stock-based compensation plans	102	3,553
Contributions from non-controlling interest	1,119	822
Other	(1,167)	(152)
Net cash provided by (used in) financing activities	2,476	(26,993)

Effect of exchange rate changes on cash and cash equivalents	(3,980)	(76)
Net (decrease) increase in cash and cash equivalents	(1,155)	4,404
Cash and cash equivalents at end of period	$14,752	$13,159

-continued-

Unifi Announces Third Quarter 2015 Results – page 7

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited)

(amounts in thousands)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014
Net income attributable to Unifi, Inc.	$10,016	$4,743	$26,511	$20,056
Interest expense, net	962	748	2,364	1,547
Provision for income taxes	2,729	4,476	10,083	14,151
Depreciation and amortization expense	4,154	4,525	12,803	12,874
EBITDA	17,861	14,492	51,761	48,628

Non-cash compensation expense	565	480	2,462	2,091
Loss on extinguishment of debt	1,040	—	1,040	—
Other	847	1,203	2,439	3,749
Adjusted EBITDA Including Equity Affiliates	20,313	16,175	57,702	54,468

Equity in earnings of unconsolidated affiliates	(5,459)	(3,585)	(12,461)	(14,830)
Adjusted EBITDA	$14,854	$12,590	$45,241	$39,638

-continued-

 Unifi Announces Third Quarter 2015 Results – page 8

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited) (Continued)

(amounts in thousands, except per share amounts)

The reconciliations of Income before income taxes, Net income attributable to Unifi, Inc. (“Net Income”) and Basic Earnings Per Share (“EPS”) to Adjusted EPS are as follows:

	For the Three Months Ended March 29, 2015			For the Three Months Ended March 30, 2014
	Income Before Income Taxes	Net Income	Basic EPS	Income Before Income Taxes	Net Income	Basic EPS
GAAP results	$12,488	$10,016	$0.55	$8,930	$4,743	$0.25
Change in valuation allowance	—	(924)	(0.05)	—	616	0.03
Gain on bargain purchase for an equity affiliate	—	—	—	—	—	—
Renewable energy tax credits	—	(782)	(0.04)	—	—	—
Loss on extinguishment of debt	1,040	676	0.03	—	—	—
Restructuring charges, net	—	—	—	178	116	0.01
Interest income related to judicial claim	—	—	—	—	—	—
Net (gain) loss on sale or disposal of assets	(30)	(20)	—	(71)	(46)	—
Adjusted results	$13,498	$8,966	$0.49	$9,037	$5,429	$0.29

	For the Nine Months Ended March 29, 2015			For the Nine Months Ended March 30, 2014
	Income Before Income Taxes	Net Income	Basic EPS	Income Before Income Taxes	Net Income	Basic EPS
GAAP results	$35,639	$26,511	$1.46	$33,435	$20,056	$1.05
Change in valuation allowance	—	(1,260)	(0.07)	—	1,457	0.08
Gain on bargain purchase for an equity affiliate	(1,506)	(1,506)	(0.08)	—	—	—
Renewable energy tax credits	—	(782)	(0.04)	—	—	—
Loss on extinguishment of debt	1,040	676	0.03	—	—	—
Restructuring charges, net	—	—	—	1,296	842	0.04
Interest income related to judicial claim	—	—	—	(1,084)	(715)	(0.04)
Net (gain) loss on sale or disposal of assets	(13)	(8)	—	269	175	0.01
Adjusted results	$35,160	$23,631	$1.30	$33,916	$21,815	$1.14

-continued-

Unifi Announces Third Quarter 2015 Results – page 9

NON-GAAP FINANCIAL MEASURES

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA and Adjusted EPS.

EBITDA represents net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments. Such other adjustments include operating expenses for Repreve Renewables, restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.

Adjusted EPS represents basic earnings per share calculated under GAAP, adjusted to exclude changes in the deferred tax valuation allowance, gain on bargain purchase for an equity affiliate, renewable energy tax credits, loss on extinguishment of debt, restructuring charges, net, interest income related to a judicial claim and net gains or losses on sale or disposal of assets. Such amounts are excluded from Adjusted EPS in order to better reflect the Company’s underlying basic earnings per share. Adjusted EPS excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company.

EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA and Adjusted EPS are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA and Adjusted EPS as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. The Company may, from time to time, change the items included within Adjusted EBITDA and Adjusted EPS.

Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA and Adjusted EPS are excluded in order to better reflect the performance of our continuing operations.

-continued-

Unifi Announces Third Quarter 2015 Results – page 10

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA and Adjusted EPS, you should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA and Adjusted EPS should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA and Adjusted EPS are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA and Adjusted EPS measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●    it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

●     it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

●     it does not reflect changes in, or cash requirements for, our working capital needs;

●     it does not reflect the cash requirements necessary to make payments on our debt;

●     it does not reflect our future requirements for capital expenditures or contractual commitments;

●     it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

●     other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

-continued-

Unifi Announces Third Quarter 2015 Results – page 11

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-